Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-232033) pertaining to the 2019 Equity Incentive Plan of OneSpaWorld Holdings Limited of our report dated March 30, 2020, with respect to the consolidated and combined financial statements of OneSpaWorld Holdings Limited included in this Annual Report (Form 10-K) of OneSpaWorld Holdings Limited for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Miami, Florida

March 30, 2020